UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                              -------------------

                                    FORM 8-K

                              -------------------



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): MARCH 11, 2005

                           GENERAL BINDING CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


           DELAWARE                      000-02604               36-0887470
(State or other jurisdiction      (Commission file number)    (I.R.S. employer
     of incorporation)                                       identification no.)

        ONE GBC PLAZA
      NORTHBROOK, ILLINOIS
    (Address of principal                                            60062
      executive offices)                                          (Zip Code)

       Registrant's telephone number, including area code: (847) 272-3700

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

         [  ]     Written communications pursuant to Rule 425 under the
                  Securities Act (17 CFR 230.425)

         [  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange
                  Act (17 CFR 240.14a-12)

         [  ]     Pre-commencement communications pursuant to Rule 14d-2(b)
                  under the Exchange Act (17 CFR 240.14d-2(b))

         [  ]     Pre-commencement communications pursuant to Rule 13e-4(c)
                  under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

                  (b) On March 11, 2005, General Binding Corporation (the "Company") announced the resignation of its Controller, Jeffrey H. Hayden, effective as of March 18, 2005.

                  (c) Effective March 18, 2005, the Company will appoint Sean Dolan to serve as its Controller on an interim basis. Mr. Dolan, age 39, has served the Company as its Director of Financial Planning and Analysis since July 2002. Prior to that time, he had served as the Company's Assistant Corporate Controller since being hired in December 1998. There are no familial relationships between Mr. Dolan and any director or executive officer of the Company. In addition, there was no arrangement or understanding between Mr. Dolan and any other persons pursuant to which Mr. Dolan was appointed Interim Controller and there are no related party transactions between Mr. Dolan and the Company.

                  The Company has not entered into a formal written employment agreement with Mr. Dolan.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   GENERAL BINDING CORPORATION


Date:  March 15, 2005                        By:   /s/ Steven Rubin
                                                   -----------------------------
                                                   Steven Rubin
                                                   Vice President, Secretary
                                                   and General Counsel


                                       3